EXHIBIT 21
                              LIST OF SUBSIDIARIES

The following sets forth a list of subsidiaries and Sysview's ownership percentage as of December 31, 2006:

                                                            STATE OR OTHER
                                    PERCENTAGE OF           JURISDICTION OF
 NAME OF SUBSIDIARY                 OWNERSHIP               INCORPORATION
 --------------------------------   --------------------    --------------------
 Syscan, Inc.                              100%             California
 Syscan Laser Technology, Ltd.             100              BVI(1) Corp./HK(2)
                                                            registered
 Leadbuilt Technology LTD.                 100              BVI(1) Corp./HK(2)
                                                            registered

 (1) British Virgin Islands
 (2) Hong Kong